PRESS
RELEASE

Syntroleum Announces Planned 1-For-10 Reverse Stock Split

For Immediate Release

Contact:	Ron Stinebaugh Syntroleum Corporation (281) 224-9862 www.syntroleum.com

Tulsa, OK, March 25, 2013 - Syntroleum Corporation (“Syntroleum” or the “Company”) announced today that its Board of Directors has approved a 1-for-10 reverse split of its common stock. As previously disclosed in the Form 8-K filed June 28, 2012, the Company’s stockholders voted to grant discretion to the Board of Directors to effect a reverse stock split of the Company’s common stock at any ratio between 1-for-2 and 1-for-10, with the final decision to be determined by the Company’s Board of Directors in its discretion.

Syntroleum currently intends for the reverse stock split to become effective after the close of trading on Thursday, April 11, 2013. The Company’s common stock is expected to begin trading on a split adjusted basis on the Nasdaq Capital Market (“Nasdaq”) at the opening of trading on Friday, April 12, 2013, subject to the final determination of Nasdaq. Syntroleum’s common stock will continue trading on Nasdaq under its ticker symbol “SYNM” but the Company will trade under a new CUSIP number.

As a result of the reverse stock split, every ten shares of Syntroleum’s old common stock will be converted into one share of Syntroleum’s new common stock. Fractional shares resulting from the reverse stock split will be settled by cash payment from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”). The amount of the cash payment will be determined based on the closing market price of the common stock as reported on Nasdaq on March 22, 2013. Receipt of the cash payment is conditional upon submission of a letter by the Company’s stockholders to AST and, where shares are held in certificated form, the surrender of all old certificate(s).

AST will send instructions to stockholders of record regarding the exchange of certificates for common stock and the process for receiving a cash payment in lieu of fractional shares.

About Syntroleum (Nasdaq / SYNM)

Syntroleum Corporation owns the Syntroleum® Process for Fischer-Tropsch (FT) conversion of synthesis gas into liquid hydrocarbons, the Synfining® Process for upgrading FT liquid hydrocarbons into refined petroleum products, and the Bio-Synfining® technology for converting renewable feedstocks into drop-in fuels. Syntroleum has a 50% interest in Dynamic Fuels, LLC, which operates a 75 million gallon per year renewable fuels facility located in Geismar, Louisiana utilizing its Bio-Synfining® technology. For additional information, visit the Company’s web site at www.syntroleum.com

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as well as historical facts. These forward-looking statements may include statements relating to the Fischer-Tropsch (“FT”) Process, Syntroleum® Process, the Synfining® Process, and related technologies including, gas-to-liquids (“GTL”), coal-to-liquids (“CTL”), and biomass-to-liquids (“BTL”), our renewable fuels Bio-Synfining® Technology, plants based on the Syntroleum® Process and/or Bio-Synfining®, anticipated costs to design, construct and operate these plants, the time of commencement and completion of the design and construction of these plants, expected production of fuel, obtaining required financing for these plants and our other activities, the economic construction and operations of Fischer-Tropsch (“FT“) and/or Bio-Synfining® plants, the value and markets for products, testing, certification, characteristics and use of Plant products, the continued development of the Syntroleum® Process and Bio-Synfining® Technology and the anticipated capital expenditures, expense reductions, cash outflows, expenses, use of proceeds from out equity offerings, anticipated revenues, availability of catalyst, our support of and relationship with our licensees, and any other forward-looking statements including future growth, cash needs, capital availability, operations, business plans and financial results. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these kinds of statements involve risks and uncertainties. Actual results may not be consistent with these forward-looking statements. Syntroleum undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. Important factors that could cause actual results to differ from these forward-looking statements are described under “Item 1A. Risk Factors” and elsewhere in our 2011 Annual Report on Form 10K.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.